Exhibit 10.1
SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of July 29, 2024, and is entered into by and between Robert C. Holmes (“Executive”) and Texas Capital Bancshares, Inc. (“TCBI”), which is the holding company of Texas Capital Bank (“TCB”) (TCBI and TCB collectively, the “Company”).  The Company and Executive shall each be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Company desires to continue to employ Executive as the President and Chief Executive Officer of TCBI and TCB, and Executive desires to continue to be employed by the Company in such positions;
WHEREAS, the Parties desire to set forth in writing the terms and conditions of their agreement and understandings with respect to Executive’s employment; and
WHEREAS, the Company hereby continues to employ Executive, and Executive hereby accepts continued employment with the Company for the period and upon the terms and conditions contained in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
Article I
SERVICES TO BE PROVIDED BY EXECUTIVE
A.Position and Responsibilities; Primary Work Location.  During the Term, Executive shall serve as the President and Chief Executive Officer of TCBI and TCB. Executive shall report only to the Board (as defined below). Executive has been appointed as a member of the Board of Directors of TCBI (the “Board”) and the Board of Directors of TCB (the “Bank Board”) and shall be renominated to such boards while employed as President and Chief Executive Officer. The duties of Executive shall be those duties which can reasonably be expected to be performed by a person in such position, which include the duties within the scope of such position directed by the Board. All senior executive officers of the Company shall report to Executive (or his designee). During the Term, Executive’s primary work location shall be Dallas, Texas; provided, however, that Executive shall be permitted to work remotely from time to time in his reasonable discretion.
B.Performance.  During Executive’s employment with the Company, Executive shall devote on a full-time basis substantially all of Executive’s professional time, energy, skill and efforts to the performance of Executive’s duties to the Company. Executive shall exercise reasonable best efforts at all times to act in a manner consistent with Executive’s position with the Company and in the best interests of the Company. During Executive’s employment with the

Company, Executive (i) shall not be employed with any other entity, (ii) shall not serve as a member of any board of directors, or as a trustee of, or in any manner be affiliated with, any present or future agency or organization (except for civic, educational, religious, and not for profit organizations) without the Board’s prior consent (which consent shall not be unreasonably withheld) and (iii) shall not, directly or indirectly, have any interest in, or perform any services for, any business competing with the Company’s business; provided that Executive shall be permitted to manage his personal investments in a reasonable manner that does not interfere with his duties to the Company hereunder. Executive shall use reasonable best efforts to assure that any civic responsibilities or charitable activities do not interfere with Executive’s duties to the Company. The Board hereby acknowledges and consents to Executive’s service on the board of directors of Dillard’s, Inc.
C.Compliance.  Executive shall exercise reasonable best efforts to act in accordance with high business and ethical standards and to comply in all material respects with the policies, codes of conduct, codes of ethics, written manuals and lawful and reasonable directives of the Company (collectively, the “Policies”).  Executive shall comply with all laws of any jurisdiction in which the Company does business (collectively, “Laws”), and reasonable reliance by Executive on advice or instructions from the Company’s Chief Legal Officer or the Company’s or Board’s outside counsel that any action or inaction is in compliance with Laws in any such jurisdiction shall constitute Executive’s compliance with such Laws for purposes of this Agreement.  Executive shall keep the Board reasonably promptly and fully informed of Executive’s conduct in connection with the business affairs of the Company. Executive shall report Executive’s own violation of Policies or Laws and any violation of Policies or Laws or proposed violation of Policies or Laws of any other employee, director or contractor of the Company or other person performing services on behalf of the Company to the Company’s Board promptly upon Executive becoming aware that an action or inaction is a violation or proposed violation of Policies or Laws. Additionally, Executive shall inform the Board promptly in writing of any threatened legal, regulatory action or financial loss that arises from or is otherwise related in any way to any violation of Policies or Laws.
D.Representations.  Executive represents and warrants to the Company that Executive (i) is not violating and will not violate any contractual, legal or fiduciary obligations or burdens to which Executive is subject by entering into this Agreement or by providing services for the Company; (ii) is under no contractual, legal or fiduciary obligation or burden that will interfere with Executive’s ability to perform services for the Company; and (iii) has no previous convictions under any law, disputes with regulatory agencies or other similar circumstances that would reasonably be expected to have an adverse effect on the Company. Executive shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.
Article II
COMPENSATION FOR SERVICES
As compensation for all services Executive will perform for the Company, the Company will pay Executive, and Executive shall accept as full compensation, the following:

A.Base Salary.  During the Term, the Company shall pay Executive an annual base salary in the amount of $1,100,000 (“Base Salary”), less applicable payroll taxes and withholdings, payable in accordance with the Company’s normal payroll practices. The Human Capital and Compensation Committee of the Board (the “Committee”) will review Executive’s Base Salary annually, and, in the sole discretion of the Committee, may increase (but may not decrease) such Base Salary from time to time, but shall not be obligated to effectuate any increase. Any increased base salary shall be treated as Base Salary for purposes of this Agreement.
B.Annual Cash Incentive.  During the Term, Executive shall participate in the annual cash incentive plan established by the Committee and the Board for its key executives based on various targets and performance criteria established by the Committee. Commencing in 2025, Executive’s annual target cash incentive opportunity shall not be less than 180% of Base Salary (“Target Annual Incentive”) with a maximum payout opportunity of 150% of Target Annual Incentive. The evaluation of Executive’s performance, as measured by the applicable targets and the awarding of applicable bonuses, if any, shall be at the Committee’s sole discretion, exercised reasonably and in good faith. The annual discretionary incentive bonus may be awarded in whole or in part, based on the level of incentive bonus plan performance criteria achieved by Executive, in the Committee’s sole judgment, exercised reasonably and in good faith. The Committee shall consult with Executive at the time of the establishment of such performance criteria. Except as otherwise provided herein, Executive must be employed on the date of payout to be eligible for any bonus. If Executive terminates this Agreement without Good Reason, or if the Company terminates Executive’s employment at any time for Cause, Executive will not be paid any bonus, in whole or in part, for the prior year (to the extent it remains unpaid) or the year in which the employment termination occurred, except as provided herein; provided, however, that in the event of a retirement (as defined below, other than in connection with a termination for Cause) during the period following the end of the completed fiscal year and prior to the date of payout, Executive shall remain eligible for the bonus payment for the completed fiscal year, subject to Executive’s satisfaction of the release requirements of Article III hereunder. Any bonus paid pursuant to this Article II.B. shall be paid to Executive in the calendar year immediately following the calendar year to which the payment relates but within the time period permitted to be a short-term deferral under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The payment of a bonus with respect to a particular calendar or fiscal year does not guarantee payment of a bonus in any subsequent year. With respect to 2024, Executive’s annual bonus amount shall be determined based on a blended target based on the Base Salary in effect prior to the execution of this Agreement and the Base Salary upon and following the execution of this Agreement (and on the time period applicable to each such amount), and based on the Target Annual Incentive in effect prior to the execution of this Agreement (200%).
C.Annual Equity Compensation. Each year during the Term beginning in 2025, Executive shall be eligible for an annual equity-based incentive (the “Annual LTI Award”) under the Company’s long-term incentive plan (the Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan (the “2022 LTI Plan”) or any successor plan thereto) (the “Plan”), with an annual target long-term incentive award opportunity equal to 400% of Base Salary (the “Annual

LTI Award Target”) in the form of 50% time-based restricted stock units and 50% performance-based stock units. The maximum payout opportunity for such performance-based awards will be 200% of target. Executive’s Annual LTI Award will be made on no less favorable terms and conditions as awards granted to other senior executives of the Company; provided, however, that Executive’s awards will continue to vest without forfeiture on their existing terms following Executive’s retirement (with performance-based awards vesting at target or, if Executive has been employed for at least one-half of the performance period applicable to the award, the greater of target or actual performance), provided Executive does not become employed by, become a consultant or advisor to, or a director of a Competitive Enterprise during the twelve (12) months following the termination of Executive’s employment for any reason (such condition, the “Forfeiture Condition”). The Company hereby acknowledges and agrees that Executive has satisfied the criteria for eligibility for retirement, which were the attainment of age 57 with at least two years of service with the Company, and therefore for purposes of Executive’s Annual LTI Awards, any termination of Executive’s employment or resignation by Executive shall be a “retirement”. Additionally, Executive’s Annual LTI Awards shall immediately vest (with performance-based awards vesting at target or, if Executive has been employed for at least one-half of the performance period applicable to the award, the greater of target or projected actual performance as determined by the Committee reasonably and in good faith) upon Executive’s death or termination due to Total and Permanent Disability (as defined in the 2022 LTI Plan or as such similar term as defined in a successor plan thereto) and such Annual LTI Awards shall immediately vest (with performance-based awards vesting at target or, if Executive has been employed for at least one-half of the performance period applicable to the award, the greater of target or projected actual performance as determined by the Committee reasonably and in good faith) in the event Executive’s employment is terminated or Executive resigns during the Change in Control Period (as defined below).
D.“Competitive Enterprise” means any business enterprise that engages in any activity that competes with any activity in which the Company is engaged during Executive’s employment hereunder or as of the termination of Executive’s employment (unless in each case the Company has abandoned such activity) within any state in which the Company operates during Executive’s employment hereunder or as of the termination of Executive’s employment (unless the Company has withdrawn from such state). Notwithstanding the foregoing, Executive shall not be considered to be employed by, a consultant or advisor to, a Competitive Enterprise to the extent Executive is employed by, a consultant or advisor to a non-competitive division or unit of a corporate conglomerate or holding company that has a subsidiary, unit or division that is a Competitive Enterprise, but with which Executive has no active participation in the subsidiary, unit or division of such corporate conglomerate or holding company which is a Competitive Enterprise.
E.2024 Special Retention Award. As soon as practicable following the execution of this Agreement, Executive shall be granted an award of restricted stock units with a grant date value equal to $4,045,489 (the “2024 Special Retention Award”), the vesting of which shall be subject to Executive’s continued employment on the third anniversary of the grant date; provided, however, that the 2024 Special Retention Award shall become immediately vested upon Executive’s termination without Cause, resignation with Good Reason or due to death or

Disability or, solely after the eighteen month anniversary of the grant date, retirement (and other than in connection with a termination for Cause), subject to Executive’s satisfaction of the release requirements of Article III hereunder. For the avoidance of doubt, the 2024 Special Retention Award shall not vest upon any termination for Cause.
F.Expenses. During Executive’s employment, the Company shall reimburse Executive for out-of-pocket expenses reasonably incurred in connection with Executive’s performance of Executive’s services hereunder, upon the presentation by Executive of an itemized accounting of such expenditures, with supporting receipts, provided that Executive submits such expenses for reimbursement within 60 days of the date such expenses were incurred in accordance with the Company’s expense reimbursement policy. Subject to Article V.M., reimbursements shall be in compliance with the Company’s expense reimbursement policies. Executive shall be entitled to use the Company’s jet card and fractional jet interests for business travel, pursuant to the Company’s Air Travel Policy. To the extent that, despite the Company’s best efforts, private travel is unavailable for a particular business trip, the Company shall reimburse Executive (or pay directly) for travel at no less than first-class levels. The Company shall provide Executive with an annual $150,000 allowance for personal use of the jet card and fractional jet interests at the Company’s corporate rate. Any personal use of the jet card and fractional jets by Executive in excess of such $150,000 shall be paid for by Executive at the Company’s corporate rate in accordance with the Company’s Air Travel Policy. Additionally, the Company shall provide Executive with a perquisite allowance equal to $25,000 per year.
G.Vacation.  During Executive’s employment, Executive shall be entitled to paid vacation pursuant to the Company’s standard written policies as may be amended by the Company (but shall not be amended less favorably than for other members of the Company senior management team generally). Vacation shall be taken at such times and intervals as shall be determined by Executive, subject to the reasonable business needs of the Company. Vacation that is unused shall lapse at the end of the calendar year and shall not carry forward.
H.Benefits.  During Executive’s employment, Executive will be eligible to participate in the Company’s employee benefit plans in accordance with their terms, as in effect from time to time, in a manner commensurate with similarly situated executives of the Company and at least equal to the most favorable employee benefits and perquisites provided or made available to any member of the Company’s senior management team. In addition, following the termination of his employment for any reason, the Executive and his spouse shall each be entitled to a lifetime medical benefit (with Executive (or Executive’s spouse, as applicable) paying the full amount of the employee portion of the premium) (the “Lifetime Medical Benefit”). Such Lifetime Medical Benefit shall be primary coverage or supplemental to Medicare, at Executive’s annual election.
Article III
TERM; TERMINATION
A.Term of Employment.  The term of Executive’s employment under this Agreement shall begin on July 29, 2024 (the “Effective Date”) and shall continue in effect for four years following the Effective Date (the “Initial Term”), unless earlier terminated by any

Party in accordance with Article III.B.  Upon the expiration of the Initial Term, the Agreement will automatically renew, subject to earlier termination as herein provided, for successive one year periods (each an “Additional Term”), unless either Executive or the Company provides notice of nonrenewal at least 90 days prior to the expiration of the Initial Term or the then Additional Term, whichever is applicable. The Initial Term and any Additional Term(s) shall be referred to collectively as the “Term.”  For purposes of this Agreement, the Parties agree that any notice of non-renewal by the Company (at either the expiration of the Initial Term or any Additional Term) shall be treated as a termination by the Company without Cause.
B.Termination.  Any Party may terminate Executive’s employment at any time upon written notice; provided, however, that the Company shall provide Executive 30 days’ prior written notice of termination without Cause or due to Executive’s Disability and Executive shall give the Company 30 days’ prior written notice of Executive’s termination without Good Reason and Executive shall follow the process set forth in Article III to terminate employment with Good Reason. The date of Executive’s termination shall be (i) if Executive’s employment is terminated by his death, the date of his death; or (ii) the date stated in the notice of termination. Upon termination of Executive’s employment, the Company shall pay or provide to Executive (i) any unpaid Base Salary accrued through the date of termination, on the next payroll date following termination; (ii) any accrued, unused vacation through the date of termination, on the next payroll date following termination; (iii) any unreimbursed expenses properly incurred prior to the date of termination, payable pursuant to the Company’s expense reimbursement policy; (iv) any accrued or vested employee benefits, pursuant to the terms of the Company’s employee benefits plans (including, for the avoidance of doubt, Executive’s (and his spouse’s) entitlement to the Lifetime Medical Benefit); and (v) the equity vesting described in Article II above (the “Accrued Obligations”).
(i)Termination for Cause by the Company or by Executive without Good Reason or Non-Renewal by Executive.  In the event the Company terminates Executive’s employment with the Company for Cause (as defined below) at any time during the Term, Executive terminates his employment with the Company for a reason other than Good Reason (as defined below), or in the event of non-renewal by Executive, the Company shall have no further liability or obligation to Executive under this Agreement or in connection with Executive’s employment hereunder, except that the Company shall pay or provide the Accrued Obligations.
For purposes of this Agreement:
(a)“Cause”  means the occurrence of any of the following events: (i) an act or acts of theft, embezzlement, fraud or material dishonesty by Executive that has a materially adverse effect on the business or reputation of the Company; (ii) a willful and material misrepresentation by Executive that relates to the Company, which has a material adverse effect on the Company; (iii) any willful misconduct or gross negligence by Executive related to the Company, which has a material adverse effect on the Company, including violation of any Laws; (iv) any violation by Executive of any fiduciary duties owed by Executive to the Company, which Executive failed to cure within 30 days after receiving written notice from the Company; (v) Executive’s conviction of, or pleading nolo contendere or guilty to, a felony or to a misdemeanor that involves moral turpitude (other than a minor traffic infraction or other vehicular related crime which does not result in significant bodily injury); (vi) a material violation of the Company’s Policies, which Executive failed to cure within 30 days after receiving written notice from the Company and which has a material adverse effect on the Company; (vii) Executive’s willful refusal to substantially perform Executive’s duties and responsibilities under this Agreement (other than as a result of Executive’s incapacity due to physical or mental illness), which Executive failed to cure within 30 days after receiving written notice from the Company; (viii) the refusal of Executive to follow the lawful directives of the Board within the scope of his employment, which, if curable, Executive failed or refused to cure within 30 days after receiving written notice from the Board; (ix) a material breach by Executive of a material provision of this Agreement or any other material agreement to which Executive and the Company are parties that is not cured by Executive within 30 days after receipt by Executive of a written notice from the Company; or (x) the unlawful use (including being under the influence) or possession of illegal drugs by Executive on the premises of the Company or while performing any duties or responsibilities for the Company. Poor performance in and of itself shall not constitute Cause. Executive shall not be terminated for Cause as a result of any action or omission taken at the instruction of the Board or upon the advice of counsel to the Company. For purposes of this definition, no act, or failure to act, on Executive’s part shall be deemed “willful” unless the act or failure to act was not done in good faith and without reasonable belief that it was in the best interests of the Company. Executive shall recuse himself from all discussions and deliberations by the Board with respect to the existence or non-existence of Cause, except as provided below. A termination of Executive’s employment for Cause shall not be effective and shall be deemed to be without Cause unless the final decision to terminate Executive for Cause is approved by at least 75% of the members of the Board at a special meeting of the Board called specifically for such purpose, at which Executive has had the reasonable opportunity to be heard (together with his counsel if Executive so elects).

(b)“Good Reason” means the occurrence of any of the following events without Executive’s prior written consent: (i) a material diminution in Executive’s position, authority, title, duties or responsibilities (for purposes of clarity, the appointment of another individual as co-CEO or Executive Chairman will conclusively be deemed a material diminution in Executive’s authority hereunder), or if Executive ceases to report only and directly to the Board; (ii) the failure of the Company to nominate Executive to the Board or the Bank Board or the removal of Executive from the Board or the Bank Board; (iii) the change of the location where Executive performs the majority of Executive’s job duties at the Effective Date (“Base Location”) to a location that is more than 35 miles from the Base Location; (iv) a reduction by the Company in Executive’s Base Salary, target annual incentive opportunity, long-term incentive opportunity or a material reduction in the aggregate level of employee benefits made available to Executive under this Agreement; (v) the Company’s material breach of this Agreement; or (vi) a material and repeated or continuous interference with Executive’s authorities or duties so that Executive is unable to carry out Executive’s material responsibilities hereunder. Notwithstanding the foregoing, no action shall constitute “Good Reason” unless (A) Executive delivers to the Company written notice of the event alleged to constitute “Good

Reason” within sixty (60) days following the date Executive first learns of the occurrence of such action, (B) the Company fails to remedy such action within thirty (30) days following receipt of such written notice, and (C) Executive actually terminates his employment within thirty (30) days following expiration of such cure period. Notwithstanding the foregoing, the Company placing Executive on a paid leave for up to 30 days, pending the determination of whether there is a basis to terminate Executive for Cause based on a reasonable and good faith belief by the Board that such basis may, in fact, exist, will not constitute a “Good Reason” event.
(ii)Termination Without Cause by the Company or by Executive with Good Reason.  In the event the Company terminates Executive’s employment with the Company without Cause or Executive resigns with Good Reason at any time during the Term (other than during the Change in Control Period (as defined below)), the Company shall have no further liability or obligation to Executive under this Agreement, except that the Company shall pay or provide the following amounts to Executive: (a) the Accrued Obligations and (b) the Severance Payments, as defined below. Payment of the Severance Payments shall be subject to (x) Executive’s compliance in all material respects with Article IV of this Agreement and the Forfeiture Condition; provided, that the Company shall provide Executive with written notice of any alleged breach of Article IV or the Forfeiture Condition and Executive shall have thirty (30) days to cure such alleged breach, if curable, and (y) the execution and timely return by Executive of a customary release of claims with customary carveouts in a form and substance reasonably requested by the Company and consistent with the form used for other senior executives and that does not provide for any restrictive covenants or continuing obligations other than those contained herein and presented in writing within 5 days of such termination (the “Release”), which Executive shall have 53 days to consider and shall be executed and delivered by Executive, and shall become irrevocable, within 60 days of Executive’s termination of employment and which shall be irrevocable (the date the Release becomes irrevocable, the “Release Effective Date”). The Severance Payments shall mean: (1) a cash severance payment equal to two (2) times the sum of (x) Executive’s Base Salary and (y) Target Annual Incentive (not taking into account any reductions to Base Salary or Target Annual Incentive made in the prior 6 months or which would constitute Good Reason), (2) to the extent unpaid, an annual cash incentive payment for the completed fiscal year prior to the year of termination, (3) an annual cash incentive payment for the fiscal year of termination, based on the Target Annual Incentive, and pro-rated for the number of days in the fiscal year prior to the date of termination (the “Pro-Rata Bonus”) and (4) for a period of 24 months, at the Company’s expense, health and other welfare benefits that are not less favorable to Executive than the health and other welfare benefits to which Executive and his spouse were entitled immediately before Executive’s employment termination triggering the severance payment (or equivalent cash payments to extent such benefit plan continuation is not permitted under applicable plans); provided that such benefits shall be modified to the extent benefits under an applicable plan are modified for active employees of the Company. The benefit in the preceding clause (4) shall be in addition to the Lifetime Medical Benefit. The Severance Payments described in clauses (1), (2) and, if applicable, (3) shall be paid to Executive in a lump sum on the Company’s first regularly scheduled payroll date following the Release Effective Date (and the benefit continuation described in clause (4) shall commence upon the Release Effective Date, retroactive to the date of termination), provided, in each case, that Executive has executed and not revoked the Release; and provided, further, that if the date of such termination occurs on or after October 31 of a given calendar year, such payment will, subject to Article V.M. hereof, be paid in the immediately following calendar year on the date that is 60 days following the date of Executive’s termination of employment (subject to the occurrence of the Release Effective Date). In the event Executive fails to timely execute and return (or otherwise revokes) the Release, no amount, other than the Accrued Obligations, shall be payable to Executive pursuant to this Article III.B.(ii).
(iii)Termination Due to Death or Disability.  In the event Executive’s employment is terminated due to death or Disability at any time during the Term, Executive’s employment shall immediately terminate and the Company shall have no further liability or obligation to Executive under this Agreement or in connection with Executive’s employment hereunder, except that the Company shall pay or provide (a) the Accrued Obligations, (b) to the extent unpaid, an annual cash incentive payment for the completed fiscal year prior to the year of termination and (c) the Pro-Rata Bonus. All amounts that may be due to Executive under this Article III.B.(iii) shall be paid to Executive or to Executive’s administrators, personal representatives, heirs and legatees, as may be appropriate. Payment of any amounts in Article III.B.(iii)(b) due to Executive’s Disability is conditioned upon Executive’s execution and non-revocation of the Release, which Executive shall have 53 days to consider, within 60 days of Executive’s termination of employment (and shall be made on the next payroll date following the Release Effective Date); provided, however, that if the date of such termination occurs on or after October 31 of a given calendar year, such payment will, subject to Article V.M. hereof, be paid in the immediately following calendar year on the that is 60 days following the date of Executive’s termination of employment (subject to the occurrence of the Release Effective Date). For purposes of this Agreement, “Disability” means the inability of Executive to perform Executive’s essential duties and responsibilities under this Agreement with or without reasonable accommodation for a continuous period exceeding 180 days or for a total of 270 days during any period of 12 consecutive months as a result of a physical or mental illness, disease or personal injury. During the period of Executive’s incapacity, Executive shall be entitled to leaves of absence from the Company in accordance with the policy of the Company generally applicable to executives for illness or temporary disabilities for a period or periods not exceeding three months on a cumulative basis in any calendar year or as otherwise provided by applicable law, and Executive’s status as an Executive shall continue during such periods. However, if Executive qualifies for short term disability payments under the Company’s standard short term disability plan during such leave, Executive shall apply to receive such short term disability payments. The Company shall supplement such short term disability payments so that Executive receives such monthly amounts, when combined with the short term disability payments, equal to Executive’s Base Salary. If during the period of Executive’s incapacity, Executive is deemed to have incurred a “separation from service” under Section 409A of the Code because there is no reasonable expectation that Executive will return to perform services for the Company, Executive shall be entitled, as a disability benefit, to continuation of Executive’s Base Salary until the date on which this Agreement is terminated (the “Disability Period”); provided, however, that such payments shall be reduced on a dollar-for-dollar basis by the amount of bona fide disability pay (within the meaning of Treas. Reg. Section 1.409A-l(a)(5)) received or receivable by Executive during the Disability Period, provided such disability payments are made pursuant to a plan sponsored by the Company that covers a substantial number of employees of the Company and was established prior to the date Executive incurred a Disability, and further provided that such reduction does not otherwise affect the time of payment of Executive’s Base Salary pursuant to this Article III.B.(iii).
C.Change in Control.  The severance benefits provided for in this Article III.C.(i) and (ii) are referred to collectively as the “Change in Control Payments” and are conditioned  upon the Release Effective Date occurring within 60 days following Executive’s termination from employment.
(i)Severance Benefits. If Executive’s employment with the Company is terminated (A) by the Company (or by the acquiring or successor business entity following a Change in Control (as defined below)) other than for Cause, death or Disability, or (B) by Executive with Good Reason, in each case, at any time during the period commencing ninety (90) days prior to the consummation of a Change in Control and ending on the two (2) year anniversary of the date of the Change in Control (the “Change in Control Period”), the Company shall pay or provide Executive with the Accrued Obligations and the Severance Payments described in Article III.B.(ii); provided, that, the cash severance benefit provided for in Article III.B.(ii)(1) shall be an amount equal to three (3) times the sum of (1) Executive’s Base Salary plus (2) the Target Annual Incentive (not taking into account any reductions to Base Salary or Target Annual Incentive made in the prior 6 months or which would constitute Good Reason) and the benefit continuation described in Article III.B(ii)(4) shall be for a period of thirty-six (36) months. Payment of the cash severance benefits under this Article III.C.(i) shall be paid to Executive in a lump sum on the Company’s first regularly scheduled payroll date following the Release Effective Date (less any amounts previously paid pursuant to Article III.B(ii)), provided, that if the date of such termination occurs on or after October 31 of a given calendar year, such payment will, subject to Article V.M. hereof, be paid in the immediately following calendar year on the date that is 60 days following the date of Executive’s termination of employment (subject to the occurrence of the Release Effective Date). In addition, Executive shall become immediately and fully vested in his all of his unvested equity as described in Article II.C. regardless of whether the Release Effective Date occurs.
(ii)No Duplication of Payment.  For clarity, the payment of severance benefits under this Article III.C. shall be in lieu of, and not in addition to, any payments under Article III.B.(ii), unless any payments under Article III.B(ii) had been made as a result of a termination of employment during the portion of the Change in Control Period that is prior to the date of a Change in Control.
(iii)Excess Parachute Payments.  Notwithstanding the other provisions of this Agreement, in the event that:
(a)the aggregate payments or benefits to be made or afforded to Executive, whether under this Agreement or otherwise, which are determined to be parachute payments as defined in Section 280G of the Code or any successor thereof (the “Parachute Payments”), would be determined to include an “excess parachute payment” under Section 280G of the Code, and;
(b)if such Parachute Payments were reduced to an amount (the “Non-Triggering Amount”), the value of which is one dollar ($1.00) less than an amount equal to three times Executive’s “base amount,” as determined in accordance with Section 280G of the Code and the Non-Triggering Amount less the product of the marginal rate of any applicable state and federal income tax and the Non-Triggering Amount would be greater than the aggregate value of the Parachute Payments (without such reduction) minus (a) the amount of tax required to be paid by Executive thereon by Section 4999 of the Code and further minus (b) the product of the Parachute Payments and the marginal rate of any applicable state and federal income tax, then the Parachute Payments shall be reduced to the Non-Triggering Amount (and, for clarity, if the Non-Triggering Amount would be less than such aggregate value, then no such reduction shall occur). The allocation of the reduction required hereby among the Parachute Payments shall be determined by Executive, in consultation with the Accountants (as defined below).

(c)Unless Executive and the Company otherwise agree in writing, any determination required under this section shall be made in writing by a nationally recognized accounting firm selected by the Company subject to the approval of the Executive which shall not be unreasonably withheld (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes absent manifest error. For purposes of making the calculations required by this section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Without limiting the generality of the foregoing, any determination by the Accountants under this Article III.C(iv)(c) will take into account the value of any reasonable compensation for services to be rendered by the Executive (or for holding oneself out as available to perform services and refraining from performing services (such as under a covenant not to compete)). The Accountants shall provide detailed supporting calculations to the Company and Executive as requested by the Company or Executive. Executive and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. The Company shall bear all costs the Accountants may incur in connection with any calculations contemplated by this section as well as any costs incurred by Executive with the Accountants for tax planning under Sections 280G and 4999 of the Code.
(iv)Notwithstanding the foregoing, with respect to any restricted stock units and performance stock units or other awards or plans or programs in which Executive is participating at the time of termination of his employment, Executive’s rights and benefits under each such award or plan shall be determined in accordance with the terms, conditions, and limitations of the award or plan and any separate agreement executed by Executive which may then be in effect (including this Agreement, which shall supersede such other award or plan or program unless specifically noted therein).
(v)For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Company’s 2022 LTI Plan.
Article IV
RESTRICTIVE COVENANTS
A.Confidentiality.
(i)Confidential Information.  Executive acknowledges and agrees that the Company has developed and will continue to develop confidential, proprietary and/or trade secret information regarding unique concepts, lending practices, sales presentations, marketing programs, marketing strategies, business practices, methods of operation, pricing information, cost information, trademarks, licenses, technical information, proprietary information, computer software programs, computer tapes and disks concerning its operations systems, electronically stored information, customer lists, customer leads, documents identifying past, present and future customers, customer profiles and preference data, hiring and training methods, investment policies, financial and other confidential, proprietary and/or trade secret information concerning their operations and expansion plans  (“Confidential Information”).  The Confidential Information includes, without limitation, confidential or proprietary information about the Company’s business, proprietary, and technical information not known to others that could have economic value to others if improperly disclosed. Confidential Information also means any information disclosed to Executive by the Company, either directly or indirectly, in writing, orally, electronically or by inspection of tangible objects, including, without limitation, all ideas, materials, documents, information, data, methods, strategies, equipment or plans, in any format, location or media, which are developed or used by or in the Company’s possession, whether pertaining to or belonging to the Company, its Affiliates, clients, customers, business partners, consultants, or vendors, and which is not generally known to the public and outside of the Company. Confidential Information specifically includes, without limitation, the Company’s, its Affiliates’, clients’, customers’, business partners’, consultants’, or vendors’ information regarding the following: client and potential client identity and history; current or potential business opportunities; business partners’ and potential business partners’ identity and history; business proposals; methods and practices of doing business and strategic growth plans; pricing formulas, structures or practices; proprietary information; calculations, rates, costs, and gross and net profit margins; finances, budgets, advertising, sales/services plans, forecasts, strategies, methods, statistics, reports and data; design plans, models, drawings, specifications, experiments, technical data, software, know-how, and research data; marketing methods; and any other information, materials, documents, data or other intellectual property of any kind whatsoever that the Company, its Affiliates, clients, customers, business partners, consultants or vendors designate or treat as confidential.  “Affiliate,” as used in this Article IV, means any parent or subsidiary company of the Company, or any other entity in any form, of which the Company has any controlling ownership interest or management control in the operation of its business, or vice-versa, as determined by the Company, in its reasonable and good faith discretion. Executive acknowledges that the Company does not voluntarily disclose Confidential Information, but rather takes precautions to prevent dissemination of Confidential Information beyond those employees such as Executive entrusted with such information. For purposes of this Agreement, Confidential Information shall not include (i)

information that is or becomes publicly available (other than as a result of a breach of this Agreement by Executive), and (ii) information that is generally available in the Company’s industry through no fault of Executive.
(ii)No Unauthorized Use or Disclosure.  Executive acknowledges and agrees that Confidential Information is proprietary to and a trade secret of the Company and, as such, is a special and unique asset of the Company and that any disclosure or unauthorized use of any Confidential Information by Executive may cause irreparable harm and loss to the Company. Executive understands and acknowledges that each and every component of the Confidential Information (i) has been developed by the Company at significant effort and expense and is sufficiently secret to derive economic value from not being generally known to other parties; and (ii) constitutes a protectable business interest of the Company. Executive acknowledges and agrees that the Company owns the Confidential Information. Executive shall not dispute, contest, or deny any such ownership rights either during or after Executive’s employment with the Company, other than in connection with a bona fide dispute. Executive shall use reasonable best efforts to preserve and protect the confidentiality of all Confidential Information. During the period of Executive’s employment with the Company and after Executive’s termination from employment for any reason, Executive shall not directly or indirectly disclose to any unauthorized person or use for Executive’s own account any Confidential Information without the Board’s written consent, except as otherwise provided herein. Throughout Executive’s employment with the Company and thereafter: (i) Executive shall hold all Confidential Information in the strictest confidence, take all reasonable precautions to prevent its inadvertent disclosure to any unauthorized person, and follow all Company policies protecting the Confidential Information; and (ii) Executive shall not, directly or indirectly, utilize, disclose to anyone, or publish, use for any purpose, exploit, or allow or assist another person or entity to use, disclose or exploit, without prior written authorization of the Board, any Confidential Information or part thereof, except: (1) as permitted in the proper performance of Executive’s duties for the Company, or (2) as otherwise permitted or required by law. Executive shall instruct all persons to whom any Confidential Information shall be disclosed by Executive hereunder to preserve and protect the confidentiality of such Confidential Information. If Executive learns that any person or entity is taking or threatening to take any actions that would compromise any Confidential Information except as permitted by law, Executive shall, if legally permitted, promptly advise the Company’s Chief Legal Officer of all facts concerning such action or threatened action. Executive shall not, directly or indirectly, use the Company’s Confidential Information to: (1) call upon, solicit business from, attempt to conduct business with, conduct business with, interfere with or divert business away from any customer, client, vendor or supplier of the Company with whom or which the Company conducted business within the

18 months prior to Executive’s termination from employment with the Company; and/or (2) recruit, solicit, hire or attempt to recruit, solicit, or hire, directly or by assisting others, any persons employed by or associated with the Company. Confidential Information prepared or compiled by Executive and/or the Company or furnished to Executive during Executive’s employment with the Company shall be the sole and exclusive property of the Company, and none of such Confidential Information or copies thereof, shall be retained by Executive. Executive shall not remove any documents or electronically stored information that contains Confidential Information from any Company property except as may be required in the performance of Executive’s duties as a Company Executive. Executive shall not place or save any Confidential Information on any computer or electronic storage system that is not in compliance with the Company’s Information Security Policy.
(iii)Third Party Confidential Information.  During Executive’s employment with the Company, the Company will receive from third parties their confidential and/or proprietary information, subject to a duty on the Company’s part to maintain the confidentiality of and to use such information only for certain limited purposes. Such information shall be treated as “Confidential Information” for the purposes of this Agreement.
(iv)No Interference.  Notwithstanding any other provision of this Agreement, Executive may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over Executive or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. Executive and the Company agree that nothing in this Agreement is intended to interfere with Executive’s right to (i) report possible violations of federal, state or local law or regulation to any governmental agency or entity charged with the enforcement of any laws; (ii) make other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation; (iii) file a claim or charge with any federal, state or local government agency or entity; (iv) testify, assist, or participate in an investigation, hearing, or proceeding conducted by any federal, state or local government or law enforcement agency, entity or court; (v) make any disclosures as reasonably necessary in connection with any legal process or proceeding between Executive and the Company or one of its Affiliates; or (vi) make disclosures, on a confidential basis, to Executive’s legal, tax and professional advisors, for the purposes of obtaining legal, tax or professional advice. In making or initiating any such reports or disclosures, Executive need not seek the Company’s prior authorization and is not required to notify the Company of any such reports or disclosures.

(v)Defend Trade Secrets Act.  Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
(vi)Return of Property and Information.  Upon the termination of Executive’s employment for any reason, Executive shall as soon as practicable return and deliver to the Company any and all property of the Company in Executive’s possession, custody or control (other than de minimis items), including, without limitation, Confidential Information, software, devices, credit cards, data, reports, proposals, lists, correspondence, materials, equipment, computers, hard drives, papers, books, records, documents, memoranda, manuals, e-mail, electronic or magnetic recordings or data, including all copies thereof, which belong to the Company or relate to the Company’s business and which are in Executive’s possession, custody or control, whether prepared by Executive or others. If at any time after the termination or resignation of Executive’s employment for any reason, Executive determines that Executive has any Confidential Information or Company property in Executive’s possession or control, Executive shall immediately return it to the Company, including all copies and portions of the information or property. Notwithstanding the foregoing, following the termination of his employment for any reason, Executive may retain his contacts, calendars and personal correspondence and any information or documents reasonably necessary for the preparation of his personal tax returns. The Company acknowledges that it provides Executive with certain telecommunication, cybersecurity and internet services, and as a result of this there is certain Company equipment located at Executive’s residences. The Company agrees that following the termination of Executive’s employment, it will facilitate the removal of such services and equipment and bear the costs thereof (and Executive agrees to provide the Company with reasonable access to his residences to effectuate such removal, at times and on dates selected by Executive in his reasonable discretion).
B.Restrictive Covenants.  In consideration for (i) the Company’s provision of Confidential Information to Executive; (ii) the substantial economic investment made by the Company in the Confidential Information and goodwill of the Company, and/or the business opportunities disclosed or entrusted to Executive; (iii) access to the Company’s proprietary information, customers, employees and associates; (iv) access to information regarding the salary, pay scale, capabilities, experiences, skill and desires of the employees and independent contractors of the Company; and (v) the Company’s employment of Executive pursuant to this Agreement and the compensation and other benefits provided to Executive, to protect the

Company’s Confidential Information and business goodwill of the Company and the Company’s Affiliates (including, as of the Effective Date, without limitation, BankDirect), Executive agrees to the following restrictive covenants:
(i)Non-Solicitation of Customers.  Executive agrees that during Executive’s employment and for a period of 12 months following the termination of Executive’s employment for any reason (the “Restricted Period”), other than in connection with Executive’s duties under this Agreement, Executive shall not, and shall not use any Confidential Information to, directly or indirectly, either as a principal, manager, agent, employee, consultant, officer, director, stockholder, partner, investor or lender or in any other capacity, and whether personally or through other persons, interfere with, or induce to curtail or cancel any business or contracts with the Company, or attempt to interfere with, or induce to curtail or cancel any business or contracts with the Company. Nothing in this Agreement shall prohibit Executive from placing (or causing to be placed) general advertisements to solicit customers or clients.
(ii)Non-Solicitation of Employees.  During the Restricted Period, other than in connection with Executive’s duties under this Agreement, Executive shall not, and shall not use any Confidential Information to, on behalf of Executive or on behalf of any other person or entity, directly or indirectly, solicit, induce, recruit, engage, or attempt to, solicit, induce, recruit, engage, or encourage to leave or otherwise cease his/her employment with the Company, any individual who is an employee of the Company or who was an employee of the Company within the 12-month period prior to Executive’s termination from employment with the Company. Nothing in this Agreement shall prohibit Executive from (i) placing (or causing to be placed) general advertisements soliciting employees or initiating a job candidate search, so long as such advertisements or job search are not targeted at employees of the Company or (ii) providing a reference to a third-party employer, upon request.
(iii)Non-Competition. Executive agrees that during Executive’s employment and during the Restricted Period, Executive shall not, and shall not use any Confidential Information to, on behalf of Executive or on behalf of any other person or entity, directly or indirectly, (a) associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Enterprise, or (b) hold a 5% or greater equity (including stock options or other equity-based awards, whether or not vested or exercisable), voting or profit participation interest in a Competitive Enterprise (for clarity, other than the Company, for which Executive is specifically permitted to hold any amount of equity interests during the Restricted Period). Notwithstanding the foregoing, following a termination of Executive’s employment, Executive’s service as a non-employee member of the Board of Directors of another entity that is not a Competitive Enterprise with a substantial presence in markets serviced by the

Company as of the date of such termination shall not constitute a violation of this provision, provided Executive complies with the other restrictive covenants contained in this Agreement in connection with such role and the Company acknowledges and agrees that such service shall not constitute a violation of the Forfeiture Condition. For the purposes of the immediately preceding sentence relating to permitted Board service, an entity will not be a “Competitive Enterprise” if less than 10% of its revenues are derived from businesses maintained by the Company.
(iv)Mutual Non-Disparagement. Executive agrees that the Company’s goodwill and reputation are assets of great value to the Company which have been obtained and maintained through great costs, time and effort. Therefore, during Executive’s employment and the thirty-six (36) months after the termination of Executive’s employment for any reason, Executive shall not in any way disparage, libel or defame (“Disparage”) the Company, its business or business practices, its products or services, or its managers, officers, directors, or affiliates and after termination of Executive’s employment, the Company will instruct its officers and members of the Board not to Disparage Executive. Additionally, the Company shall not make any official statement (whether written, verbal or otherwise) at any time during Executive’s employment or the thirty-six (36) months thereafter that Disparages Executive. Nothing in this Article IV.B.(iii) is intended to interfere with Executive’s right to engage in the conduct set forth in Article IV.A.(iv). Additionally, this Article IV.B(iii) shall not prohibit Executive from (a) rebutting false or misleading statements made by any of the parties named herein about Executive or (b) making customary competitive statements in the course of performing his duties to a subsequent employer or business partner, subject to Executive’s other obligations under this Agreement.
C.Works.
(i)Assignment of Work Product.  For the purposes of this Agreement, the term “Work Product” shall mean, collectively, all work product, information, inventions, original works of authorship, ideas, know-how, processes, designs, computer programs, photographs, illustrations, developments, trade secrets and discoveries, including improvements thereto, and all other intellectual property, including patents, trademarks, copyrights and trade secrets, that the Executive conceives, creates, develops, makes, reduces to practice, or fixes in a tangible medium of expression, either alone or with others. During the Executive’s employment with the Company and for a period of 12 months following the termination of the Executive’s employment for any reason, Executive shall promptly make full written disclosure to the Company of all Work Product conceived, created, developed, made, reduced to practice, or fixed in a tangible medium of expression during the period of the Executive’s employment with the Company and related to the Company’s business.

Executive hereby assigns and shall be deemed to have assigned to the Company or its designee, all of the Executive’s right, title, and interest in and to any and all Work Product conceived, created, developed, made, reduced to practice, or fixed in a tangible medium of expression during the period of the Executive’s employment with the Company that (a) relates in any manner to the previous, existing or contemplated business or work, of the Company; (b) is or was suggested by, has resulted or will result from, or has arisen or will arise out of any work that the Executive has done or may do for or on behalf of the Company; (c) has resulted or will result from or has arisen or will arise out of any materials or information that may have been disclosed or otherwise made available to the Executive as a result of duties assigned to the Executive by the Company; or (d) has been or will be otherwise made through the use of the Company’s time, information, facilities, or materials, even if conceived, created, developed, made, reduced to practice, or fixed during other than working hours. All original works of authorship that have been or will be made or fixed in a tangible medium of expression by the Executive (solely or jointly with others) within the scope of the Executive’s employment with the Company will be considered “Works Made for Hire,” as that term is defined in the United States Copyright Act. Executive understands and agrees that the decision whether or not to commercialize or market any Work Product is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty will be due to the Executive based on commercialization of any Work Product.
(ii)Maintenance of Records.  Executive agrees to keep and maintain adequate and current hard-copy and electronic records of all Work Product related to the Company’s business made by the Executive (solely or jointly with others) during the term of the Executive’s employment with the Company. The records will be available to and remain the sole property of the Company during the Executive’s employment with the Company and at all times thereafter.
(iii)Patent and Copyright Registrations.  Executive agrees to assist the Company, or its designee, at the Company’s sole expense, in every proper way to secure the Company’s rights in Work Product in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, affidavits, and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Work Product. The Executive further agrees that the Executive’s obligation to execute or cause to be executed, when it is in the Executive’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.

D.Tolling.  If Executive violates any of the restrictions contained in this Article IV, the Restricted Period with respect to such restriction shall be suspended and shall not run in favor of Executive from the time of the commencement of any violation until the time when Executive cures the violation to the satisfaction of the Company. The period of time during which Executive is in breach of a restriction shall be added to the Restricted Period in respect of such restriction, so long as the Company undertakes reasonable efforts to enforce such restriction promptly upon becoming aware of any alleged breach.
E.Remedies.  Executive acknowledges that the restrictions contained in Article IV of this Agreement, in view of the nature of the Company’s business and Executive’s position with the Company, are reasonable and necessary to protect the Company’s legitimate business interests. Executive further acknowledges and agrees that the covenants, obligations and agreements of Executive contained in Article IV concern special, unique and extraordinary matters and that a violation of any of the terms of these covenants, obligations or agreements may cause the Company irreparable injury for which adequate remedies at law may not be available. In the event of a material breach by Executive of Article IV of this Agreement, which is not cured (if curable) by Executive within thirty (30) days of his receipt of written notice from the Company of such material breach, Executive shall immediately forfeit any unpaid portion of the Severance Payments or Change in Control Payments, as applicable, from the date of such breach and the Company shall be entitled to (i) cease payment of any unpaid portion of the Severance Payments or Change in Control Payments, as applicable; and (ii) recover any portion of the Severance Payments or Change in Control Payments, as applicable. Additionally, Executive agrees that the Company shall be entitled to seek an injunction, restraining order, and all other relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate, in addition to damages and costs. The remedies in this Article IV.F. shall not be deemed the exclusive remedies for a breach or threatened breach of this Article IV but shall be in addition to all remedies available at law or in equity. The existence of any claim or cause of action Executive may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the Company’s enforcement of the covenants in Article IV. No modification or waiver of any covenant contained in Article IV shall be valid unless the Company’s Board approves the waiver or modification in writing (which for the avoidance of doubt, may be given via email). A Dispute, as defined in Article V, regarding a breach or threatened breach of this Article IV is not subject to the Dispute Resolution provisions in Article V; rather, the Company and, as applicable, Executive, may apply to a court of competent jurisdiction to enforce the covenants set forth in this Article IV. The Company and Executive irrevocably submit to the exclusive jurisdiction of the state courts and federal courts in the city of the Company’s headquarters (Dallas, Texas) regarding the injunctive remedies set forth in this Article IV, provided that such court(s) has authority to issue injunctive relief restraining any alleged violation of Article IV. Each party waives all objections and defenses based on service of process, forum, venue, or personal or subject matter jurisdiction, as these defenses may relate to an application for injunctive relief in a suit or proceeding under this Article IV.
F.Reasonableness; Validity.  Executive hereby represents to the Company that Executive has read and understands, and agrees to be bound by, the terms of this Article IV.

Executive acknowledges that the geographic area, scope and duration of the covenants contained in this Article IV are fair and reasonable in light of (i) the nature of the operations of the Company’s business; (ii) Executive’s level of control over and contact with the business; and (iii) the amount of compensation and Confidential Information that Executive is receiving in connection with Executive’s employment with the Company. It is the desire and intent of the Parties that the provisions of Article IV be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and therefore, to the extent permitted by applicable law, the Parties hereby waive any provision of applicable law that would render any provision of Article IV invalid or unenforceable. The Parties hereby agree that the terms and provisions of this Article IV are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement will thereby be affected.
G.Reformation.  The Parties agree that the foregoing restrictions set forth in Article IV are reasonable under the circumstances and that any breach of the covenants contained in Article IV would cause irreparable injury to the Company. Executive understands that the foregoing restrictions may limit Executive’s ability to engage in certain businesses during the Restricted Period, but acknowledges that Executive shall receive Confidential Information and sufficiently high remuneration and other benefits to justify such restrictions. If any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, overly broad, or otherwise unenforceable, the Parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the Parties intend to make this provision enforceable under the law or laws of all applicable jurisdictions so that the entire agreement not to compete and this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.
H.Survival.  Executive’s post-termination obligations in Article IV shall survive the termination of this Agreement and Executive’s termination of employment with the Company for any reason.
Article V
MISCELLANEOUS PROVISIONS
A.Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Texas, without regard to any conflict of law or choice of law rules.
B.Dispute Resolution.  In the event of any dispute, controversy or claim arising out of, or in connection with or relating to this Agreement or any other agreement, Executive’s employment, the termination of Executive’s employment for any reason, or Executive’s relationship with the Company, or, in connection with the Company, any of its predecessors, successors, affiliates, assigns, agents, directors, officers, employees, consultants, committees, employee benefit plans and committees, fiduciaries, representatives, insurers, attorneys, and all persons and entities acting by, through, under or in concert with any of them (any such matter, a “Dispute”), except for any Dispute arising under Article IV of this Agreement:

(i)The parties to such Dispute shall use commercially reasonable efforts to resolve such Dispute through negotiation between individuals with the authority to settle the Dispute on behalf of the parties (each, an “Authorized Decision-Maker”).  To this end, each such party shall cause an Authorized Decision-Maker to consult and negotiate with an Authorized Decision-Maker of the other party, and the parties shall attempt to reach a resolution satisfactory to both parties, recognizing that their mutual interests may not be aligned (and that each such party shall be entitled to reasonably seek to promote such party’s own interests in such resolution).
(ii)If the parties do not resolve such Dispute within 30 days of the first negotiation between Authorized Decision-Makers, then upon written notice by either party to the other, the Dispute shall be submitted to non-binding mediation to be administered in Dallas, Texas, by the American Arbitration Association or its successor (the “AAA”) (or another mediator upon the mutual agreement of Executive and the Company). Such mediation session shall take place within 60 days of the date of receipt of the written request for mediation. If the parties are not able to agree regarding the identity of the mediator within 20 days from the party’s delivery of the mediation demand to the other party, the AAA shall appoint a neutral mediator upon written request to the AAA by either party.
(iii)In the event the Company and Executive are unable to resolve any Dispute pursuant to Article V.B.(i) or (ii) above, the parties hereto shall resolve such Dispute by binding arbitration under the Employment Arbitration rules of the AAA then in effect, and in accordance with applicable law, including the Federal Arbitration Act and the Federal Rules of Civil Procedure, but subject to the following agreed provisions and except where applicable federal or state law requires otherwise. Subject to legal privileges, the arbitrator shall have the power to permit discovery as allowed under the Federal Rules of Civil Procedure. The arbitration shall be conducted in Dallas, Texas, and the proceedings shall be kept strictly confidential by the parties, their respective attorneys and the arbitrator. Notice of papers or processes relating to any arbitration proceeding, or for the confirmation of award and entry of judgment on an award may be served on each of the parties by registered or certified mail. The arbitrator shall be selected by agreement of the parties; but if no agreement can be reached, the arbitrator shall be appointed pursuant to the procedures of the AAA. The Company shall pay the arbitrator’s expenses. Each party shall pay its own legal expenses, except where prohibited by law. The arbitrator shall have no authority to consolidate the claims of other employees into a class action or otherwise fashion, consider, preside over, or award relief to any form of a representative, collective, or class proceeding. The arbitrator shall provide a written opinion supporting his/her conclusions, including detailed findings of fact and conclusions of law. Such findings of fact shall be final and binding on the parties. The arbitrator may award damages and/or permanent injunctive relief, but in no event shall the arbitrator have the authority to award punitive or exemplary damages, except where authorized by statute. Notwithstanding anything to the contrary in this Article V, the Company may apply to a court of competent jurisdiction to enforce the covenants set forth in Article IV. If proper notice of any hearing has been given, the arbitrator shall have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. If any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.
C.Cooperation. During the ninety (90) day period after the termination of Executive’s employment, Executive shall reasonably cooperate and provide reasonable assistance, at the reasonable request of the Company, in the transitioning of Executive’s job duties and responsibilities. During the thirty-six (36) month period after the termination of Executive’s employment, Executive shall reasonably cooperate and provide reasonable assistance, at the reasonable request of the Company, with any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Executive worked on or had responsibility during Executive’s employment with the Company. During such period, Executive also agrees to be reasonably available to the Company or its representatives to provide general advice or assistance as requested by the Company in connection with legal proceedings related to circumstances within Executive’s knowledge based upon his employment at the Company. This includes but is not limited to testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any investigation, litigation, claims or other disputed items involving the Company that relate to matters within the knowledge or responsibility of Executive. Specifically, Executive agrees (i) to meet with the Company’s representatives, its counsel or other designees (either in person or virtually) at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; (iii) if legally permitted, to provide the Company, as soon as practicable, with notice of contact or subpoena by any nongovernmental adverse party as to matters relating to the Company; and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives. All advice, assistance and other cooperation provided by Executive under this Article V.C. shall be subject to Executive’s personal and business commitments, and Executive shall not be required to cooperate against his own legal interests or those of a subsequent employer or business partner. Executive shall receive no additional compensation for time spent assisting the Company pursuant to this Article V.C. other than the compensation and benefits provided for in this Agreement, provided that Executive shall be entitled to be reimbursed by the Company for any reasonable out-of-pocket expenses incurred in fulfilling Executive’s obligations pursuant this Article V.C., including travel expenses at the level he was entitled during his employment hereunder (as of immediately following the Effective Date) and the fees of independent counsel in connection with such cooperation, if Executive, in his reasonable discretion, determines that independent counsel is necessary. Nothing in this Article V.C. is intended to interfere with Executive’s right to engage in the conduct outlined in Article IV.A.(iv).
D.Headings.  The paragraph headings contained in this Agreement are for convenience only and shall in no way or manner be construed as a part of this Agreement.
E.Severability.  In the event that any court of competent jurisdiction or arbitrator holds any provision in this Agreement to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected or invalidated and shall remain in full force and effect.
F.Reformation.  In the event any court of competent jurisdiction or arbitrator holds any restriction in this Agreement to be unreasonable and/or unenforceable as written, the court or arbitrator may reform this Agreement to make it enforceable, and this Agreement shall remain in full force and effect as reformed by the court or arbitrator.
G.Entire Agreement.  This Agreement constitutes the entire agreement among the Parties, and fully supersedes any and all prior agreements, understanding or representations among the Parties pertaining to or concerning the subject matter of this Agreement, including, without limitation, Executive’s Employment Agreement with the Company dated as of October 25, 2020 and Executive’s Amended and Restated Employment Agreement with the Company dated as of January 23, 2023. No oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be in writing and must be signed by all parties to this Agreement.
H.Disclaimer of Reliance.  Except for the specific representations expressly made by the Company in this Agreement, Executive specifically disclaims that Executive is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement, the terms of Executive’s employment, and any compensation or benefits to which Executive may be entitled. Executive represents that Executive relied solely and only on Executive’s own judgment in making the decision to enter into this Agreement.
I.No Fiduciary Relationship by the Company.  This Agreement does not create, nor shall it be construed as creating, any principal and agent, trust, or other fiduciary duty or special relationship running from the Company (or any of its officers or directors) to Executive.
J.Waiver.  No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches. The failure of any Party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition but the obligations of the Parties with respect thereto shall continue in full force and effect. The breach by one Party to this Agreement shall not preclude equitable relief, injunctive relief, damages or the obligations in Article IV.
K.Modification. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.
L.Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns. Executive may not assign this Agreement to a third party. The Company may not assign this Agreement, except to a successor-in-interest in connection with a Change in Control. Except as provided in this Agreement, nothing in this Agreement entitles any person other than the Parties to the Agreement to any claim, cause of action, remedy, or right of any kind.
M.Section 409A. This Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall either be exempt from the requirements of Section 409A of the Code, or shall comply with the requirements of Section 409A of the Code. To the extent any provision of this Agreement is or becomes not exempt from or not in compliance with Section 409A of the Code, Executive and the Company shall work together in good faith to amend this Agreement such that it is exempt from or complies with the requirements of Section 409A of the Code, while maintaining the intended economic benefit of this Agreement to the extent possible. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A of the Code. Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code upon or following a termination of Executive’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 409A of the Code. Notwithstanding any provision in this Agreement or elsewhere to the contrary, if on Executive’s termination of employment, Executive is deemed to be a “specified employee” within the meaning of Section 409A of the Code, any payments or benefits due upon a termination of Executive’s employment under any arrangement that constitutes a “deferral of compensation” within the meaning of Section 409A of the Code (whether under this Agreement, any other plan, program, payroll practice or any equity grant) and which do not otherwise qualify under the exemptions under Treasury Regulation Section l .409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treasury Regulation Section 1.409A-l(b)(9)(iii)(A)), shall be delayed and paid or provided to Executive in a lump sum (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) on the earlier of (x) the date which is six months and one day after Executive’s separation from service for any reason other than death, and (y) the date of Executive’s death, and any remaining payments and benefits shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit. With respect to any expense reimbursement benefit provided pursuant to this Agreement, (1) the amount of expenses eligible for reimbursement provided to Executive during any calendar year shall not affect the amount of expenses eligible for reimbursement provided to Executive in any other calendar year, (2) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (3) the right to payment or reimbursement hereunder may not be liquidated or exchanged for any other benefit. Each payment under this Agreement to Executive shall be deemed a separate payment. To the extent the benefits provided under Article III.B.(ii) or Article III.C.(ii) are otherwise taxable to Executive, such benefits, for purposes of Section 409A of the Code shall be provided as separate monthly in-kind payments of those benefits, and to the extent those benefits are subject to and not otherwise excepted from Section 409A of the Code, the provision of the in-kind benefits during one calendar year shall not affect the in-kind benefits to be provided in any other calendar year.
N.Further Acts.  Whether or not specifically required under the terms of this Agreement, each party shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified in the Agreement or reasonably implied from the Agreement’s terms.
O.Publicity and Advertising.  Executive agrees that the Company may use his name, picture, or likeness for any advertising, publicity or other business purpose at any time, during the term of this Agreement and may continue to use materials generated during the term of this Agreement for a period of six months thereafter. The use of Executive’s name, picture, or likeness shall not be deemed to result in any invasion of Executive’s privacy or in violation of any property right Executive may have; and Executive shall receive no additional consideration if his name, picture or likeness is so used. Executive further agrees that any negatives, prints or other material for printing or reproduction purposes prepared in connection with the use of his name, picture or likeness by the Company shall be and are the sole property of the Company.
P.Indemnification.  The Company agrees that it shall indemnify and hold harmless Executive to the fullest extent permitted by Texas law from and against any and all liabilities, costs, claims and expenses including without limitation all costs and expenses incurred in defense of litigation, including attorneys’ fees, arising out of the employment of Executive hereunder, except to the extent arising out of or based upon the willful misconduct, fraud, or gross negligence of Executive. Costs and expenses incurred by Executive in defense of any such litigation, including attorneys’ fees, shall be paid by the Company in advance of the final disposition of such litigation promptly upon receipt by the Company of (i) a written request for payment, (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (iii) an undertaking adequate under Texas law made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by the Company under this Agreement. THE FOREGOING INDEMNIFICATION SPECIFICALLY INCLUDES CLAIMS

THAT ARISE OUT OF EXECUTIVE’S SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE, BUT SPECIFICALLY EXCLUDES THOSE CLAIMS THAT ARISE OUT OF EXECUTIVE’S WILLFUL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. EXECUTIVE WOULD NOT HAVE ENTERED INTO THIS AGREEMENT IF NOT FOR THIS INDEMNIFICATION. The Company further agrees to maintain customary directors’ and officers’ liability insurance policies, under which Executive shall be covered, at levels no less favorable than other directors and officers are covered.
Q.Withholding Taxes.  The Company may withhold from any amounts or benefits payable under this Agreement income taxes and payroll taxes that are required to be withheld pursuant to any applicable law or regulation.
R.Federal Deposit Insurance Act Compliance. Anything in this Agreement to the contrary notwithstanding, the Company will not be obligated to make any payment hereunder that would be prohibited as a “golden parachute payment” or “indemnification payment” under Section 18(k) of the Federal Deposit Insurance Act.
S.Legal Fees. The Company will pay directly to Executive’s attorney, for the reasonable legal fees and expenses incurred by Executive in connection with the negotiation and preparation of this Agreement and any related documents, an amount not to exceed $50,000, as soon as reasonably practicable following the date hereof.
T.Execution in Multiple Counterparts.  This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed on the date first set forth above, to be effective as of the Effective Date.

TEXAS CAPITAL BANCSHARES, INC.

___________________________________
Name: David S. Huntley
Title:   Chair, Compensation & Human Capital Committee and Authorized Signatory

EXECUTIVE

___________________________________
Name: Robert C. Holmes
28